Investor Contact At NationsHealth:
Bryan Happ, CFO 954-903-5288

NATIONSHEALTH ANNOUNCES 2008 THIRD QUARTER FINANCIAL RESULTS

SUNRISE, Fla. – November 14, 2008 — NationsHealth, Inc. (OTCBB: NHRX) (“NationsHealth” or the “Company”) today announced its financial results for the quarter and nine months ended September 30, 2008.

Revenue for the quarter ended September 30, 2008 increased 39% to $25.3 million, compared to $18.2 million for the corresponding period in 2007. Net loss for the quarter ended September 30, 2008 was $0.5 million, or $0.02 per share, compared to a net loss of $3.8 million, or $0.13 per share, for the corresponding period in 2007. Net loss for the third quarter of 2008 reflects $0.4 million of restructuring costs related to the Company’s corporate restructuring. Net loss for the quarter ended September 30, 2007 included approximately $1.5 million of stock-based compensation associated with the acceleration of vesting of certain restricted stock awards, charges for severance of approximately $0.7 million and a gain of approximately $0.3 million for the finalization of the purchase price from the sale of the Company’s discount prescription drug card business.

Revenue for the nine months ended September 30, 2008 increased 36% to $73.4 million, compared to $54.0 million for the corresponding period in 2007. Net loss for the nine months ended September 30, 2008 was $4.3 million, or $0.15 per share, compared to a net loss of $5.5 million, or $0.19 per share, for the corresponding period in 2007. Results for the first nine months of 2008 were impacted by $1.9 million of restructuring costs related to the Company’s corporate restructuring, $0.8 million of certain non-recurring costs and continued investment in growth initiatives within the Company’s Medical Products segment. Net loss for the nine months ended September 30, 2007 included approximately $1.5 million of stock-based compensation associated with the acceleration of vesting of certain restricted stock awards, charges for severance of approximately $0.8 million and a gain of approximately $0.3 million for the finalization of the purchase price from the sale of the Company’s discount prescription drug card business.

Adjusted EBITDA*, defined as earnings before interest, taxes, depreciation and amortization, stock based compensation and restructuring costs, was $2.9 million for the quarter ended September 30, 2008, compared to adjusted EBITDA of $0.9 million for the quarter ended September 30, 2007. For the first nine months of 2008, adjusted EBITDA was $7.2 million, compared to adjusted EBITDA of $4.9 million for the first nine months of 2007.

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NationsHealth, Inc. News Release

The Company’s Insurance Services segment contributed adjusted EBITDA of $4.8 million for the quarter ended September 30, 2008, compared to adjusted EBITDA of $4.2 million for the quarter ended September 30, 2007. For the first nine months of 2008, the Insurance Services segment contributed adjusted EBITDA of $15.1 million, compared to adjusted EBITDA of $11.3 million for the first nine months of 2007. The Medical Products segment contributed adjusted EBITDA of $1.0 million for the quarter ended September 30, 2008, compared to adjusted EBITDA of $0.4 million for the quarter ended September 30, 2007. For the nine months ended September 30, 2008, the Medical Products segment contributed adjusted EBITDA of $2.3 million, compared to adjusted EBITDA of $4.1 million for the first nine months of 2007. As anticipated, results for the Medical Products segment for the 2008 periods were adversely impacted by continued investments in certain growth initiatives, which are expected to significantly enhance this segment’s revenue and future profitability prospects. Segment adjusted EBITDA, as discussed above, is before allocation of corporate overhead and other unallocated amounts.

“Our growth and patient acquisition strategies have enabled us to increase our third quarter revenue from our Medical Products segment by 7% over the preceding quarter and by 63% over the 2007 third quarter” said Dr. Glenn Parker, Chief Executive Officer of NationsHealth. “We look forward to continuing this segment’s revenue growth during the fourth quarter of 2008 and continuing our expansion into complementary lines of business in the coming quarters.”

The accompanying summary consolidated balance sheet as of September 30, 2008 reflects the classification of the outstanding obligations under the Company’s credit facility and subordinated convertible notes as current liabilities as a result of the Company’s expectation that it will not be in compliance with all applicable financial covenants under the credit facility for the succeeding twelve months, as required under U.S. generally accepted accounting principles (“GAAP”). “We are evaluating various alternatives to solidify our balance sheet and ensure we have the necessary growth capital to successfully execute on the aforementioned initiatives and our overall business plan for 2009 and beyond,” stated Bryan Happ, the Company’s Chief Financial Officer.

About NationsHealth, Inc.
NationsHealth seeks to improve the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. NationsHealth provides home delivery of diabetes supplies and insulin pumps, medications and other medical products to patients across the nation. In addition to its medical products business, NationsHealth also provides education, marketing, enrollment and member service to insurers offering Medicare Part D prescription drug plans and other Medicare insurance coverage. For more information, please visit http://www.nationshealth.com.

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NationsHealth, Inc. News Release

* Use of Non-GAAP Financial Measures
In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Net income (loss) is the GAAP financial measure most directly comparable to adjusted EBITDA. A reconciliation of net loss to adjusted EBITDA for the periods discussed herein is as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net Loss	($486)	($3,771)	($4,322)	($5,484)
Interest, net	1,361	1,156	3,895	3,029
Depreciation and amortization	1,330	1,904	4,904	5,089
Stock-based compensation	256	1,929	789	2,627
Restructuring costs	426	—	1,933	—
Gain on sale of business line	—	(338)	—	(338)

Adjusted EBITDA	$2,887	$880	$7,199	$4,923

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NationsHealth, Inc. News Release

This press release contains forward-looking statements about NationsHealth, including statements regarding management initiatives and new product and market opportunities, none of which should be construed in any manner as a guarantee that such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to maintain our existing customer base; our ability to successfully maintain our Insurance Services segment, including the significant reduction in revenues and profit from our second amended agreement with CIGNA; our dependence on Medicare reimbursement; changes in Medicare and Medicaid and any other state or national-based reimbursement programs; our delisting from the Nasdaq Capital Market and our subsequent quotation on the Over-The-Counter Bulletin Board; our customers’ desire to take advantage of our Part D services; uncertainty in our costs incurred in administering the Part D program; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth’s business practices; inquiries and investigations and related litigation; our exposure to product liability in excess of our insurance coverage; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of growth; our ability to compete effectively; timing and market acceptance of new products sold by NationsHealth; restrictions imposed on us under our debt agreements; our ability to raise the capital we will need to sustain our operations; general economic conditions; and geopolitical events, regulatory changes and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.

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NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	September 30,
	2008	2007
Revenue:
Net product sales	$17,522	$10,728
Service revenue	7,755	7,447

	25,277	18,175
Cost of product sales	10,226	5,140
Cost of services	2,551	2,565

Gross Profit	12,500	10,470

Operating Expenses:
Patient acquisition and related costs	523	1,242
Patient service and fulfillment	3,531	2,340
General and administrative	5,215	7,898
Provision for doubtful accounts	880	226
Depreciation and amortization	1,050	1,717
Restructuring costs	426	—
Gain on sale of business line	—	(338)

	11,625	13,085

Income (Loss) from Operations	875	(2,615)
Other Expense, net	(1,361)	(1,156)

Net Loss	$(486)	$(3,771)

Loss per share – basic and diluted	$(0.02)	$(0.13)

Weighted average shares outstanding – basic and diluted	28,730	28,314

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Nine Months Ended
	September 30,
	2008	2007
Revenue:
Net product sales	$48,861	$32,003
Service revenue	24,564	21,949

	73,425	53,952
Cost of product sales	27,479	13,527
Cost of services	8,192	8,696

Gross Profit	37,754	31,729

Operating Expenses:
Patient acquisition and related costs	1,580	2,661
Patient service and fulfillment	10,182	6,708
General and administrative	17,392	19,093
Provision for doubtful accounts	2,933	1,489
Depreciation and amortization	4,161	4,571
Restructuring costs	1,933	—
Gain on sale of business line	—	(338)

	38,181	34,184

Loss from Operations	(427)	(2,455)
Other Expense, net	(3,895)	(3,029)

Net Loss	$(4,322)	$(5,484)

Loss per share – basic and diluted	$(0.15)	$(0.19)

Weighted average shares outstanding – basic and diluted	28,850	28,147

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,578	$1,925
Accounts receivable, net	15,526	10,993
Inventory	3,227	2,557
Prepaid expenses and other current assets	2,463	1,253

Total current assets	22,794	16,728
Property and equipment, net	3,558	4,666
Intangible assets, net	8,751	11,752
Goodwill	1,075	1,075
Other assets, net	3,041	3,259

Total assets	$39,219	$37,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,071	$6,314
Accrued expenses	8,089	4,553
Promissory note payable, net	—	1,478
Current portion of long-term debt	6,024	3,489
Line of credit	8,215	2,500
Convertible notes, related party, net	8,972	—

Total current liabilities	36,371	18,334

Long-Term Liabilities:
Convertible notes, related party, net	—	7,715
Long-term debt	844	5,376
Other long-term liabilities	527	1,212

Total long-term liabilities	1,371	14,303

Stockholders’ Equity	1,477	4,843

Total liabilities and stockholders’ equity	$39,219	$37,480

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